                                                                    Exhibit 3.38

                                     BYLAWS
                                       OF
                         INSIGHT IMAGING SERVICES CORP.

1.       MEETINGS OF STOCKHOLDERS.

         1.1 Annual Meeting. The annual meeting of stockholders shall be held on the 15th of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

         1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the chairman of the Board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 25 % of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

         1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

         1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these bylaws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 5 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such stockholder.

         1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

         1.6 Voting; Proxies. Each stockholder of record shall be entitled to one vote for every share registered in such stockholder's name. Corporate action to be taken by stockholder vote, including the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.8 of these bylaws. Directors shall be elected in the manner provided in Section 2.1 of these bylaws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for such stockholder by proxy. Every proxy must be signed by the stockholder or such stockholder's attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

         1.7 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

         1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

2.       BOARD OF DIRECTORS.

         2.1 Number, Qualification, Election and Term of Directors. The business of the corporation shall be managed by the Board, which shall consist of no less than one director and no more than seven directors. The number of directors may be changed by resolution of a majority of the entire Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders with a majority vote and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.10. As used in these bylaws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

         2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.11 of these bylaws. Actions of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum unless otherwise provided by law or these bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

         2.3 Voting Rights. Each director on the Board shall have one vote on each matter brought to a vote before the Board.

         2.4 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

         2.5 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.7 of these bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines provided that any director who does not attend a regular meeting shall be given prompt notice of any actions or resolutions approved by the Board at such meeting. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

         2.6 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the president or by a majority of the entire Board. Only business related to the purposes set forth in the notice of meeting or raised by the Chairman of the Board may be transacted at a special meeting.

         2.7 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by methods reasonably calculated to give each director notice of such meeting at least one day before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

         2.8 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

         2.9 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         2.10 Resignation and Removal of Directors. Any director may resign at any time by delivering his or her resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

         2.11 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

         2.12 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

3.       COMMITTEES.

         3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

         3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

         3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.       OFFICERS.

         4.1 Number; Security. The executive officers of the corporation shall be the chairman of the board, the president, one or more vice presidents (including an executive vice president, if the Board so determines), a chief financial officer, a secretary and a treasurer. Any two or more offices may be held by the same person, except the offices of president and secretary.

         4.2 Election; Term of Office. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his or her successor, subject to the provisions of Section 4.4.

         4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

         4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his or her resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the president.

         4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these bylaws for election or appointment to the office.

         4.6 The President. The president shall be the chief executive officer of the corporation and shall preside at all meetings of the Board and of the stockholders. Subject to the control of the Board and the chairman of the board, he or she shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him or her.

         4.7 Vice President. Each vice president shall have such powers and duties as the Board or the president assigns to him or her.

         4.8 Chief Financial Officer. The chief financial officer of the corporation shall have general supervision over all financial matters of the corporation and shall have such other powers and duties as chief financial officers usually have or as the Board or the president assigns to him or her.

         4.9 Treasurer. The treasurer shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the president assigns to him or her.

         4.10 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he or she shall have such powers and duties as the Board or the president assigns to him or her. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

         4.10 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the president to fix the salary of any other officer.

5.       SHARES.

         5.1 Certificates. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

         5.2 Transfers. Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

         5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.       MISCELLANEOUS.

         6.1 Seal. The Board, in its determination, may adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

         6.2 Fiscal Year. The Board may determine the corporation's fiscal year. Until changed by the Board, the corporation's fiscal year shall end on June 30 of each calendar year.

         6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the corporation may be represented and voted by the president or a vice president of the corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

         6.4 Amendments. Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any bylaw adopted by the Board may be amended or repealed by the stockholders.